FORM 8-K

CURRENT REPORT

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Date of Report (Date of earliest event reported): February 20, 2003

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071

(Address of principal executive offices)

(213) 687-7700

(Telephone number)

N/A

(Former name or former address, if changed since last report.)

Item 5.      Other Events

     Reliance Steel & Aluminum Co. and its wholly-owned subsidiary RSAC Management Corp. amended certain terms of their existing Credit Agreement by entering into that Second Amendment to Credit Agreement dated as of February 14, 2003 to increase the maximum permitted Leverage Ratio effective December 31, 2002 through December 31, 2003 and to reduce the minimum permitted Interest Coverage Ratio effective March 31, 2003 through September 30, 2003 (as such terms are defined in the Credit Agreement).

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired. No financial statements are required to be filed under applicable rules.

          (b)  Pro Forma Financial Information. No pro forma financial information is required under applicable rules.

          (c)  Exhibits.

10.1	Second Amendment to Credit Agreement dated as of February 14, 2003 among Registrant and RSAC Management Corp. as Borrowers and Bank of America, N.A. as administrative agent and the lenders listed therein

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: February 24, 2003	By:	/s/ Karla McDowell

Karla McDowell Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

10.1	Second Amendment to Credit Agreement dated as of February 14, 2003 among Registrant and RSAC Management Corp. as Borrowers and Bank of America, N.A. as administrative agent and the lenders listed therein

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